EXHIBIT 99.1

MEC

Magna Entertainment Corp.

337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1
Tel (905) 726-2462
Fax (905) 726-2585

C O R P O R A T E  P A R T I C I P A N T S

Frank Stronach

Magna Entertainment Corp. - Interim CEO, Chairman

Blake Tohana

Magna Entertainment Corp. - EVP, CFO

Joe De Francis

PariMax Inc. - President and CEO

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

George Smith

Davenport & Co. - Analyst

Brian Warner

Performance Capital - Analyst

Quinn Martin

Arrow Investments - Analyst

Steve Velgot

Cathay Financial - Analyst

Peter Sklar

BMO Nesbitt Burns - Analyst

Tim Rice

Rice Volker - Analyst

Ryan Worst

Brean Murray - Analyst

Anoop Prihar

GMP Securities - Analyst

Tony Campbell

Knott Partners - Analyst

P R E S E N T A T I O N

Operator

Ladies and gentlemen. Thank you for standing by. Welcome to the follow-up call to the annual meeting of stockholders.  [OPERATOR INSTRUCTIONS] I would now like to turn the conference over to Frank Stronach, Chairman and Interim Chief Executive Officer. Please go ahead, sir.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Hello to everybody, and, as you know, we had our annual meeting today, and we know sometimes it’s difficult for all of the shareholders to get to the annual meeting, and we thought it was prudent that we have a conference call in case there are certain informations which you people had not a chance to — attempt today to just have an additional service, and we’d be very happy to answer any question you might have. Are you ready too?

Unidentified Corporate Participant - Magna Entertainment Corp.

Yeah.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

We are ready to answer questions.

Q U E S T I O N S  A N D  A N S W E R S

Operator

Thank you. [OPERATOR INSTRUCTIONS] Our first question comes from the line of George Smith from Davenport. Please proceed with your question.

George Smith - Davenport & Co. - Analyst

Good afternoon. I’m sorry if some of these things were addressed at the meeting, but I was unable to listen to it. So, sorry if there’s any overlap. I guess first how are things progressing in terms of the CEO search?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

We have the Board involved, and they interviewed a number of people which have an interest to be a CEO here.

George Smith - Davenport & Co. - Analyst

Have you guys hired a recruiting firm, or —?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

We hired a recruiting firm, yes.

George Smith - Davenport & Co. - Analyst

Okay. And in terms of asset sales, I know the goal awhile back had been $150 million, I believe excluding The Meadows, and I guess — can you remind me how far — how close we are to that goal, and what we may see over, say, the next six to twelve months in the way of additional asset sales?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Well, let me — first of all, I have two other people with me, Blake Tohana which is the Chief Financial Officer, and Joe De Francis which is in charge of high-technology group, but we at our annual meeting today we emphasized over and over and over again that the reduction of debt is our foremost goal, and I feel very optimistic by later on this year, early next year, that we will have a very, very small amount of debt. We’d be able to achieve that, first of all, at Pittsburgh, the sale of the Pittsburgh racetrack or the casino. We have the golf courses. We will dispose of that very quickly, which I would say in middle of June, and then we have additional real estate, approximately $150 million which we’ll expose within the next four or five months.

George Smith - Davenport & Co. - Analyst

That’s $150 million of just excess non-racetrack?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

That’s $220 million to Pittsburgh, approximately $150 million of [inaudible-highly accented language] to $370 million, and there’ll be some additional assets. We’ll gauge that, and there” be also some issues of equity.

George Smith - Davenport & Co. - Analyst

Okay.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

And like I said, I try to knock down the debt by about $500 million.

George Smith - Davenport & Co. - Analyst

Okay. Blake, can you — I couldn’t break it out looking at the release. Give me a rough of what EBITDA margins were at Remington Park?

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

The EBITDA margins were around 26%, George, and as we disclosed in the call today, the net win per day was about $267.

George Smith - Davenport & Co. - Analyst

$267 and we’re at 650 machines at this point?

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

Right now, yes, and then it goes up another 50 in 2008 and another 50 in 2010.

George Smith - Davenport & Co. - Analyst

Okay. Thanks. I’m all done.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Thank you.

Operator

Thank you. Our next question comes from the line of Brian Warner from Performance Capital. Please proceed with your question.

Brian Warner - Performance Capital - Analyst

Thanks anyway but my questions were actually just answered. Thank you.

Operator

Thank you. Our next question comes from the line Quinn Martin from Arrow Investments. Please proceed with your question.

Quinn Martin - Arrow Investments - Analyst

Hi. My question was just regarding the announcement that the Gulfstream Park Racing Association will proceed with arbitration with the FHBA. Can you just discuss the impact that has on the outlook for slots at Gulfstream?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

We, basically, we tried to negotiate with the horsemen, and they made us an offer. We —, in the final analysis, we could live with it, and it would enhance our facility, but we told them that we, nevertheless, we like to go for arbitration, and I think we can justify that this wouldn’t be quite fair, and hopefully, we — the arbitrators would give us a little better deal, but we will go ahead with 500 machines one way or the other.

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

Yeah, Quinn, I think the plan is to put machines in the existing building but to construct an additional building I think becomes difficult under the current proposal from the horsemen.

Quinn Martin - Arrow Investments - Analyst

Okay, great. Thank you.

Operator

Thank you. Our next question comes from the line of Brian Warner. Please proceed.

Brian Warner - Performance Capital - Analyst

Hi. Could you comment at all about any negotiations you might be having to sell, sort of minority stakes in some of your sort of marquee tracks, and how willing you’d be to do that, particularly in light of your aspirations for debt reduction.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Again, I want — it’s Frank Stronach — I want to emphasize that debt restructuring is the most important. I hate debt, and I haven’t got debt in any of the other companies, so first of all, we — Pittsburgh is planned, right? And there are $150 million conservatively that would give us 370, and then we — I think we can issue some equity, and then we will see, because I think the operations should improve and then we can see. We can — we have people interested to buy a minority interest in some of our major tracks,  but then we have smaller tracks [inaudible-highly accented language] too which we could sell. We don’t want to identify the ones yet which we — but they would not be absolutely necessary to a — to our long term goals.

Brian Warner - Performance Capital - Analyst

Thank you.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Thank you.

Operator

Our next question comes from the line of Steve Velgot from Cathay Financial. Please proceed with your question.

Steve Velgot - Cathay Financial - Analyst

Okay, I wanted to clarify something when you discuss possibly issuing equity. I think in the annual meeting, you made reference to not wanting to dilute the existing shareholders, and I’m wondering if you’re talking about potentially issuing equity in connection with some of these sales and minority stakes, or you’re talking about, you issuing stock to the public?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Let me correct you. I did not say that I don’t want to issue equity. I said specifically I, — I would like to — I have a concern, and I would try not to have major, major dilutions, okay? So we will explore many other things, assets which is are not absolutely necessary, but there will be some equity issued. Okay?

Steve Velgot - Cathay Financial - Analyst

Okay and then —

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Plus again, our foremost task is to be debt-free by spring next year.

Steve Velgot - Cathay Financial - Analyst

Okay. And I know you don’t want to identify specific assets that you might be considering selling, but I don’t think I’ve ever gotten a really good answer on why the company wouldn’t consider the sale of Golden Gate Field because the real estate value there is so high, for some sort of alternate use and then, to me, you wouldn’t have to issue any equity.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Well, let me put it this way. If we could sell Santa Anita, we could sell — but that’s a one-time shot deal, right? We’re in the business — I’m looking down the 10, 20, 50 years, and Golden Gate will play a role in that. Golden Gate will not be for sale. Would we have — would we have joint ventureships on the under-utilized lands? Yes. But to be specific, I can’t guarantee you that the Golf courses will be sold by June. Sometimes as late as July, so that’s definite. I can tell you I would have another parcel, let’s say the excess land in Laurel, which has a high density zoning will be sold. There is a piece of property at — near Palm Meadows. There’s a number of things specifically defined which will be sold. So we are specific, but we will not sell a major racetrack. Would we sell a minor racetrack or a portion of it or have a joint venture? That could be quite feasible.

Steve Velgot - Cathay Financial - Analyst

All right thank you.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Thank you.

Operator

Thank you. Our next question comes from the line of Peter Sklar from BMO Nesbitt Burns. Please proceed with your question.

Peter Sklar - BMO Nesbitt Burns - Analyst

Just a few questions. One. During the annual meeting, you said that there was a restaurant and associated land parcel that’s to be sold for $2 million. What property is that?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Oh, we — and, again, when we did the restructuring at the time what land should go, and then we see Magna at the time wanted to dispose of everything which had nothing to do with [inaudible-highly accented language] so we wound up with the property out in Colorado with the restaurant, and it — this was part of the — it was a condo building, and we kept the restaurant and we just sold the restaurant. We signed the thing, I think it’s closing like in a month or so.

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

We signed the agreement and it should close by the end of the month and Peter, it’s a small restaurant operation that wasn’t material to our operations, but — but we have executed a — a purchase sale agreement for the property.

Peter Sklar - BMO Nesbitt Burns - Analyst

Okay, next, in your note disclosure, you talk about a non-core asset that was sold to Magna for $5.6 million. What property was that?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Let me answer that. Before we, again at the time, some properties went into MEC which shouldn’t have went in. We did before we — while MEC still, we had a property in Florida designated for research — research facility. Extensive plans were made, and Magna would need that facility, so we selling it back at market price.

Peter Sklar - BMO Nesbitt Burns - Analyst

Okay.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

[inaudible-highly accented language]

Peter Sklar - BMO Nesbitt Burns - Analyst

And during the annual meeting, you mentioned that you’re going to be building a, I guess, a casino at Gulfstream Park, I guess,  meaning it’s not going to fit the casino will not fit in the new clubhouse structure. Rather you’re going to build a new structure?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

No, no, we have — the clubhouse structure was designed to facilitate some of the casinos, and call it the infrastructure conducive to a casino. We have one room there scheduled, which we will have machines in there, slot machines, approximately 500, and we sort of have negotiated, or are still negotiating with the horsemen. We feel they ask a bit too much, and we said that, look,  if we can’t get a little better deal we’ll just going to go to arbitration, but the 500 slots will — we hope to have those in operation in August some times, and the additional thousand, we’ll have to gauge it ,and if the numbers or the deal or the arrangement with the horsemen and Magna would have to be a little better.

Peter Sklar - BMO Nesbitt Burns - Analyst

Okay. In your financial statements there’s very unusual disclosure in the notes, note one to the financial statements, which I believe is a new going concern disclosure. I don’t think that you’ve had that in your financial statements before. Can you just talk a little bit about what has changed at the Company that prompted you to include this disclosure?

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

Sure, Peter, it’s Blake. The disclosure that’s in there for this quarter is primarily related to the fact that the obligations due in connection with the MID bridge loan for for $100 million is due on August 31 of this year, and that bridge loan was always a bridge loan towards asset sales, but based on the licensing process in The Meadows and our expectation around closing, I think that The Meadows transaction will close after August 31, 2006 and since we, at this time, the data we release in our financial statements do not have an agreement to extend the MID bridge loan or have firm other financing commitments, we put the disclosures that you saw in note one to the financial statements.

Peter Sklar - BMO Nesbitt Burns - Analyst

So the critical event that prompted the disclosure’s the timing for The Meadows sale? Is that correct?

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

And the maturity, the current maturity of the MID bridge loan.

Peter Sklar - BMO Nesbitt Burns - Analyst

Yes, right. Okay. Just a few other quick questions if I can. You had a lot more racing days in Golden Gate in the first quarter. I can’t remember Golden Gate’s racing season. Is Golden Gate racing in the second quarter?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

The racing dates, I think Magna has a very good reputation in California. Ron Charles, the President of our California operation done a tremendous job. He’s got great relationships because Magna really is the only company which made a commitment that Magna will be around for racing. The others are geared towards development, and thereby, we anticipate to get more racing dates, period.

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

And Peter, just so you know ,I think there was 19 additional race days in the first quarter of this year compared to the first quarter of last year, and that’s primarily because Golden Gate’s race date, the calendar shifted between the quarters, so that should even out over the course of 2006, but we actually should have six additional race days in ‘06 compared to ‘05 for the year.

Peter Sklar - BMO Nesbitt Burns - Analyst

Okay. My last question is just on Gulfstream Park. EBITDA performance improved there substantially year-over-year, but it’s still not up to the levels that you used to report, say, in the ‘03 and ‘04 time frame, so I’m just won— I mean you put a significant amount of capital in that facility but you’re still not generating the returns. I’m just wondering what your feelings are on the outlook.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Peter, that’s not a fair comparison for the simple reason we still — construction wise we still — , it’s not totally completed yet,  especially the first few months, the first months, we only had one floor open, so there’s a lot of — and it’s a brand new facility,  the fine-tuning, but it was not fully in operation.

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

Yeah. We didn’t finish the building, Peter, until the end of March , so we just opened it up in pieces during the meet, so we didn’t get the full capacity of the revenue potential out of that building, so I think we’re a lot more optimistic about 2007 when the building is fully operational.

Peter Sklar - BMO Nesbitt Burns - Analyst

Okay I understand. Thank you.

Operator

Thank you. Our next question comes from the line of Tim Rice from Rice Volker. Please proceed with your question.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Hi, Tim.

Tim Rice - Rice Volker - Analyst

Hi, Frank, good afternoon. Two things. One on the last call, you referenced the fact that the company was in negotiation to sell a minority interest in Santa Anita. Can you tell us whether negotiation continues?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

There are negotiations and for minority, but it would be too premature at this time to make an official statement.

Tim Rice - Rice Volker - Analyst

Okay. And my second question, I listened carefully to your remarks this morning, and I don’t think I heard any comment about Austria, and, as you know, that operation has been a bit of a sore point with a lot of U.S. Investors. Can you give us some indication of when or if you expect it to be profitable, and if not, when you might consider sale of all or part of that property?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

We have a huge property there which we tried to sort of gauge what would be the best use for it, because we have approximately — about 1,000 acres and that’s prime — on a prime — — it’s all serviced now, it’s all — and so we have — we could have sizeable pick up there, but keep in mind too, Austria, the racetrack is a facilitating station for the rest of Europe and Asia, and racingwise and costwise, we making good progress. We got very good management there, and so we should be able to reduce the losses quite considerable, and the sale, the property at the racetrack itself would not be for sale, but we will have — we have a few hundred acres which is prime real estate, and we’re just trying to figure out the maximum use for it, and thereby, we could —, our initial investment there by, we could reduce, and thereby, it would make then financial sense.

Tim Rice - Rice Volker - Analyst

Okay, thanks very much.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Thank you.

Operator

Thank you. Our next question comes from the line of Ryan Worst from Brean Murray. Please proceed with your question.

Ryan Worst - Brean Murray - Analyst

Thanks. Good afternoon. Frank, I kind of missed some of what you said about the debt reduction and the real estate sales. I know you have the one Pittsburgh track, obviously, that you’re expected to sell, but what was the other number you said? 220 million? Is that —

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Pittsburgh we have an offer for $220 million. Keep in mind we had five bidders ranging from $170 to $220 million. We went for the highest offer, right? So there’s a lot of interest in the Pittsburgh casino and racetrack. So it’s $220 million. We do have solid real estate, which is really excess to our operating $150 million and then, we still — we might be thinking maybe selling some of the smaller racetracks or having joint ventures, and then there’ll be some equity. We like to issue some equity, and anyway, I feel reasonably confident by early next spring we can reduce our thing maybe to around the $500 million mark.

Ryan Worst - Brean Murray - Analyst

Does that $150 million that you’re talking about. Does that include the golf courses?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

The golf courses, that’s part of that, and I expect to sell the golf courses sometimes in June.

Ryan Worst - Brean Murray - Analyst

Okay and then Laurel Park would also be part of that? Some of the land will stay around Laurel Park, I mean?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

The Laurel Park is absolutely necessary. We get very high density zoning there, and I hope to sell that this year yet.

Ryan Worst - Brean Murray - Analyst

Okay. And then going to — moving to Florida, are you talking about only putting in 500 slots initially? I thought that your current building would house — I thought you guys were saying 1,100 slots initially and then another 300 on the added space?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

No. It’s 1,500.

Ryan Worst - Brean Murray - Analyst

Right. How many initially?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Initially, we are in negotiation with the horsemen. We want to get a little better deal, and we say look, we — the building has built — it’s been design that we could immediately put in 500 machines. All the infrastructure basically is there, and to build the other thousand, we want a little better deal from the horsemen in order to proceed with an extension.

Ryan Worst - Brean Murray - Analyst

Okay, so the 500 could go in by August?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

We expect by mid, end of August that that’d be in operation.

Ryan Worst - Brean Murray - Analyst

Okay, and then one last question maybe for you or Joe. In Santa Anita you said that you’ve had some success in your efforts to attract patrons back to the track. What are you doing there, and are you — what is — what has been the impact of account wagering there, and is that what you’re talking about, kind of moving people who’ve been wagering at home back to the track, or what exactly are your efforts there?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Joe will answer the thing on wagering and [inaudible-highly accented language] because that falls into high-technology area which Joe is in charge in it, but keep in mind too, we invested about $70 million to make Santa Anita nice. Have one of the greatest dining rooms there, and that took awhile until it came on stream, and Ron Charles does a great job in California and a combination of that, I think that we had great increases in Santa Anita in the wagering. And Joe, do you want to make a comment?

Joe De Francis - Parimax Inc. - President and CEO

Sure. Ryan I think there’s two separate and distinct issues. One, first you raised the question of the success that we had this past meet at Santa Anita in attracting more people back to the facility. And all credit there, as Frank mentioned, goes to Ron Charles and his team. Ron brought in one of the very best marketing people in the business, a fellow named Allen Gutterman, who’s now Senior Vice President in charge of Marketing at Santa Anita. Allen instituted a number of new programs that really helped to build — the Big Big day, Santa Anita Handicap day, Santa Anita Derby day, Sunshine Millions day, they were all three resounding successes, and then building on that success with things like bounce-back coupons for free admission and free parking and so forth, to get people to come — that’d would come out to that one big day to then come back again and enjoy some of the $70 million of improvements that Frank just talked about. So that’s one whole initiative designed to get people out to the live racetrack. The other half of the equation is the continued growth of the home wagering market, which continues to expand and grow, both in California as well as throughout the rest of North America, as well as, quite frankly, throughout the rest of the world, and how we continue to take advantage of that growth is a whole nother subject that would — would take an awful lot of time to describe in detail, but the real key to the success that we had in California at the recent Santa Anita meet was the great efforts by Ron Charles and Allen Gutterman and their team in attracting people back to a live racetrack.

Ryan Worst - Brean Murray - Analyst

Right. But just since account wagering came on in California, I guess you guys have seen some cannibalization, people maybe not going to the track as often, and are you trying to kind of reverse that and bring the people who are just wagering on — at home, back to the track? Have you had any success in doing that?

Joe De Francis - Parimax Inc. - President and CEO

Yes. We believe very strongly that you need to do both, Ryan. You need to continue attracting people to the destination of the live racetrack, as well as continue to increase your penetration and growth in the home market, and so the two are not mutually exclusive or contradictory, but in fact, go hand in hand, so it’s very important that you do both successfully.

Ryan Worst - Brean Murray - Analyst

Okay, great. Thanks, Joe.

Joe De Francis - Parimax Inc. - President and CEO

Sure.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Maybe one or two more questions?

Operator

Thank you. Our next question comes from the line of Anoop Prihar from JMP[sic] Securities. Please proceed with your question.

Anoop Prihar - GMP Securities - Analyst

Yes, good afternoon. Can you give us a bit of an update as to when construction might start on the Village at Gulfstream Park?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

We have one of the most renowned shopping mall builders as a partner there, namely Forest City, and the last time I talked with Forest City, they are in charge of that. They do — they interface with the city, and they feel very confident now that the entitlements is sort of coming through now, and I think they expect sometimes later on this year to perhaps get there, but we’ll give you an update on that.

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

Yeah. And I think, Anoop, I think as Frank says, the entitlements are on schedule to come in later this year and then construction hopefully early next year after the Gulfstream race meet.

Anoop Prihar - GMP Securities - Analyst

And is there any sort of similar update on the Caruso side of things?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Rick Caruso is very keen to — but we gave Rick an envelope, and he kept expanding the envelope, and I just told him the other day that Rick, you got to go back to the original envelope, and because, otherwise, we wouldn’t have enough parking, and so we have the real estate management team going up this week, and hopefully it’s settled for once and for all, this deal. But this is such a hot property. We have so many shopping mall operators would like to participate, but we respect Rick Caruso a lot. He’s a great builder, and I’m sure we’ll come now to an arrangement with him so that it’s a win-win-win. A win for Rick Caruso, but it’s also got to be a win for MEC.

Anoop Prihar - GMP Securities - Analyst

Okay, just last question. Blake, the restricted cash, the $43 million, what does that relate to?

Blake Tohana - Magna Entertainment Corp. - EVP, CFO

Some of it relates to a balance in escrow for the Gulfstream construction project, and some of it relates to horsemen receivable amounts.

Anoop Prihar - GMP Securities - Analyst

Thank you.

Operator

Thank you. Our final question comes from the line of Tony Campbell from Knott Partners. Please proceed with your question.

Tony Campbell - Knott Partners - Analyst

Good afternoon, Frank.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Hi, Tony.

Tony Campbell - Knott Partners - Analyst

I wondered, I got on a little late, but I wondered if you could sort of give us a kind of an idea of the quality of the resumes you’re getting in for the CEO position?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Well, we just seem to be — does seem to be some capable people amongst them, and then, we will try to crystallize it, or I haven’t seen any yet. We have a special committee of the Board, and they will try maybe to pick the best three, and then I will meet with them, and we’ll take it from there.

Tony Campbell - Knott Partners - Analyst

Okay. And finally, if I might, Maryland has been a sore point for a lot of years, so, since we’re trying to get our balance sheet sort of better and I guess I’ve got another question. Why don’t we just once and for all end it and move Pimlico somewhere? That would would be number one, and number two, when you talk about equity issuance, are you talking about basically, if the stock price God forbid ever goes up, you would force — potentially get equity in through the converts, or are you talking about issuing equity, equity over and above the converts?

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

I think that we need some equities in — I think we need some equities over and above the converts but again, it’s — we know that we have — there’s certain fixed assets, we definitely going to sell. Then there’s some asset where we — say, on smaller racetracks, we will get partners in, and then — so, again, I — we trying, and I — I think we will be succeeding to have about $500 million of equity and like you said, a combination, most of it is asset sale and some new equity. That’s the one side, but in reference to Maryland, I still consider Maryland, one of the great racing states, And — but keep in mind, there was nothing invested In Maryland, right? And we wanted to show as a token of [inaudible-highly accented language] with debt, built a new racetrack at Laurel because the racetrack, that’s on a swampland, and any time that we drain, you couldn’t run on a turf course, and — and so anyway, I think that we put in close about 20-25 million there. So at least a sign to the horsemen, and we have a lot more horses run now, and the numbers prove that it’s up. But again, the main — what I stress at the annual meeting today, first and foremost now, it’s debt reduction. Then we want to see that we make — that we got to make some moneys, and then we are going to look at other things. Again, I want to stress, we want to be debt free and have some moneys in the bank and improve our EBITDA and improve our profit, and then we will take a look at what else we going to do.

Tony Campbell - Knott Partners - Analyst

Well, I’m all for it, except I wouldn’t like to see you issue equity here. Thanks a lot, Frank.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

Okay, thank you.

Operator

Thank you. Mr. Stronach, I’ll now turn the conference over to you.

Frank Stronach - Magna Entertainment Corp. - Interim CEO, Chairman

All right. Thank you for phoning in and Blake Tohana is, most of the time I guess you have financial questions, Blake Tohana will always be happy — or anyone of the managers here, Joe De Francis or Don Amos will be happy to answer individual investors, if they think about something else, and we want to communicate with you and give you the picture, and again, I can only say we are committed to debt reduction. We invested a lot. I think we put in the infrastructure, and now we got to prove to you people that we also can make a profit. Thank you.

Operator

Thank you. Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your lines.